EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 26, 2002, with respect to the financial statements of Blizzard Genomics, Inc. for the year ended December 31, 2001 incorporated by reference in the Registration Statement on Form S-8 for the registration of 7,000,000 shares of common stock.

/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD

Minneapolis, Minnesota
March 15, 2005